UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2014

Zonzia Media, Inc.

(Exact name of registrant as specified in its charter)

Formerly:

HDIMAX Media, Inc.

Formerly:

Indigo-Energy, Inc.

Delaware	002-75313	84-0871427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

74 N. Pecos Road, Suite D
Henderson, NV 89704
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (702) 463-8528

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 21, 2014, our wholly-owned subsidiary, HDIMAX Acquisition Corporation, a Nevada corporation, was merged with and into HDIMAX, Inc., a Delaware corporation (“HDIMAX”) (such merger, the “Merger”), pursuant to the Agreement and Plan of Merger effective as of September 2, 2014, as amended effective as of November 20, 2014, by and among Indigo-Energy, Inc. (our “company” or “we” or “us”), HDIMAX and HDIMAX Acquisition Corporation (the “Merger Agreement”). HDIMAX was the surviving corporation of the Merger and as such will continue as a wholly-owned subsidiary of our company.

As a result of the Merger, all of HDIMAX’s common stock was converted into 712,121,205 shares of our Company’s common stock, which represents approximately 94% of the outstanding shares of our company’s common stock after giving effect to the Merger. The common stock issuance, representing 94% of the outstanding shares of the consolidated Company, was to be accounted for as a reverse capitalization in accordance with accounting principles generally accepted in the United States (“US GAAP”) and the Rules and Regulations as promulgated by the United States Securities and Exchanges Commission (“SEC”).

In accordance with US GAAP, and as previously disclosed in our original Current Report on Form 8-K as filed on November 26, 2014, HDIMAX, Inc. (private operating company) was deemed the accounting acquirer. Further, as of the date of the reverse capitalization transaction, the legal acquirer also deemed the accounting acquiree, Zonzia Media, Inc. (formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.) was considered a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. Further, the Staff of the Securities and Exchange Commission considers a public shell reverse acquisition to be a capital transaction in substance, rather than a business combination. That is, the transaction is a reverse recapitalization, equivalent to the issuance of stock by the private company (HDIMAX, Inc.) for the net monetary assets of the shell corporation accompanied by a recapitalization. The accounting is similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets should be recorded.

Explanatory Note

We are providing this Amended Current Report on Form 8-K solely for the purpose of amending the originally filed Consolidated Pro Forma Financial Information contained in Exhibit 99.2 as filed on November 26, 2014 and providing supplemental information under Item 2.01.

In our original filing, we recognized the reverse capitalization in accordance with Accounting Standards Codification (“ASC”) 805-40 Reverse Acquisitions in which the consideration given to effectuate the transaction was based on the quoted market price of Zonzia Media, Inc. (formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.), deemed to be the most reliably measurable, and allocated to the assets acquired and liabilities assumed. This resulted in the recognition of intangible assets with an estimated fair value of approximately $18.2 million.

Since the staff of the Securities and Exchange Commission considers a public shell reverse acquisition to be a capital transaction in substance, we are providing the attached Amended Exhibit 99.2 to reflect this treatment, primarily consisting of the elimination of the recognition of intangible assets with an estimated fair value of approximately $18.2 million on the closing date of the transaction.

In addition, we have amended the date of the Consolidated Pro Forma Financial Information, originally filed as of the date of the closing on November 21, 2014, to September 30, 2014 as required by Rule 11-02(c) of Regulation S-X.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.2	Amended Consolidated Pro Forma Financial Information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HDIMAX MEDIA, Inc.

Date: March 24, 2015	By: /s/ Myles A. Pressey III
Name: Myles A. Pressey III
Title: Interim Chief Executive Officer

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